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                                                                   EXHIBIT 10.18

              CONFIDENTIALITY UNDERTAKING AND RESTRICTIVE COVENANT

TO: Cott Beverages Inc. ("Cott"), its subsidiaries, parents, affiliates and associated companies (collectively and individually, the "Corporation")

FROM:       ROBERT J. FLAHERTY (the "Executive")

FOR GOOD AND VALUABLE CONSIDERATION, including without limitation the Executive's employment with the Corporation and the wages and salary and other benefits received and to be received by the Executive in respect of such employment, the receipt and sufficiency of which consideration the Executive hereby acknowledges:

1.    CONFIDENTIALITY

The Executive acknowledges that in the course of carrying out, performing and fulfilling his obligations to the Corporation, the Executive has had and will have access to and has been and will be entrusted with information that would reasonably be considered confidential to the Corporation, the disclosure of which to competitors of the Corporation or to the general public, will be highly detrimental to the best interests of the Corporation. Such information ("Confidential Information") includes, without limitation, trade secrets, know-how, marketing plans and techniques, cost and pricing figures, customer lists, supplier lists, software, and information relating to employees, suppliers, customers and persons in contractual relationships with the Corporation. Except as may be required in the course of carrying out his duties to the Corporation, the Executive covenants and agrees that he will not disclose, so long as he is employed by the Corporation or at any time thereafter, any of such Confidential Information to any person, other than to the directors, officers, employees or agents of the Corporation that have a need to know such Confidential Information, nor shall the Executive use or exploit, directly or indirectly, such Confidential Information for any purpose other than for the purposes of the Corporation, nor will he disclose nor use for any purpose, other than for those of the Corporation any other information which he may acquire during his employment with respect to the business and affairs of the Corporation. Notwithstanding all of the foregoing, the Executive shall be entitled to disclose such Confidential Information if required pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, provided that the Executive shall first have:

(a)   notified the Corporation;

(b) consulted with the Corporation on the advisability of taking steps to resist such requirements; and

(c) if the disclosure is required or deemed advisable, cooperate with the Corporation in an attempt to obtain an order or other assurance that such Confidential Information will be accorded confidential treatment.

2.    INVENTIONS

The Executive acknowledges and agrees that all right, title and interest in and to any information, trade secrets, advances, discoveries, improvements, research materials and data bases made or conceived by the Executive prior to or during his employment relating to the business or affairs of the Corporation, shall belong exclusively to the Corporation. The Executive waives any and all moral rights he may have in respect of any such items and acknowledges that all of them shall be considered to be "works for hire" and owned by the Corporation. In connection with the foregoing, the Executive agrees to execute any assignments and/or acknowledgements as may be requested by the Corporation from time to time.

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3.    CORPORATE OPPORTUNITIES

Any business opportunities related to the business of the Corporation which become known to the Executive during his employment must be fully disclosed and made available to the Corporation by the Executive, and the Executive agrees not to take or attempt to take any action if the result would be to divert from the Corporation any opportunity which is within the scope of its business.

4.    PROPERTY

Upon termination of the Executive's employment, for whatever reason, the Executive will return to the Corporation all property belonging to the Corporation, including without limitation, all Confidential Information, keys, manuals, customer lists, computer software and hardware, correspondence, files, records (howsoever maintained), money, cards and supplies which may be in the Executive's possession or control.

5.    RESTRICTIVE COVENANTS

(a) The Executive will not at any time, without the prior written consent of the Corporation, during the Term of this Agreement or for a period of 24 months after the termination of this Agreement or the Executive's employment (regardless of the reason for such termination), either individually or in partnership, jointly or in conjunction with any other person or persons, firm, association, syndicate, company or corporation, whether as agent, shareholder, employee, consultant, or in any manner whatsoever, directly or indirectly:

      (i) anywhere in the Territory, engage in, carry on or otherwise have any interest in, advise, lend money to, guarantee the debts or obligations of, permit the Executive's name to be used in connection with any business which is competitive to the Business or which provides the same or substantially similar services as the Business;

      (ii) for the purpose of competing with any business of the Corporation, solicit, interfere with, accept any business from or render any services to anyone who is a client or a prospective client of the Corporation or any Affiliate at the time the Executive ceased to be employed by the Corporation or who was a client during the 12 months immediately preceding such time;

      (iii) solicit or offer employment to any person employed or engaged by the Corporation or any Affiliate at the time the Executive ceased to be employed by the Corporation or who was an employee during the 12 month period immediately preceding such time.

(b)   For the purposes of this Agreement:

      (i) "Territory" shall mean Canada, the United States, Mexico and the United Kingdom;

      (ii) "Business" shall mean the business of manufacturing, selling and distributing non-alcoholic beverages.

(c) Nothing in this Agreement, shall prohibit or restrict the Executive from holding or becoming beneficially interested in up to one (1%) percent of any class of securities in any corporation provided that such class of securities are listed on a recognized stock exchange in Canada or the United States.

6.    GENERAL PROVISIONS

(a) The Executive acknowledges and agrees that in the event of a breach of the covenants, provisions and restrictions in this Undertaking, the Corporation's remedy in the form of monetary damages

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      will be inadequate and that the Corporation shall be and is hereby authorized and entitled, in addition to all other rights and remedies available to it, to apply for and obtain from a court of competent jurisdiction interim and permanent injunctive relief and an accounting of all profits and benefits arising out of such breach.

(b) The parties acknowledge that the restrictions in this Undertaking are reasonable in all of the circumstances. If any of the restrictions are determined to be unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Corporation but would be valid, for example, if the scope of their time periods or geographic areas were limited, the parties consent to the court making such modifications as may be required and such restrictions shall apply with such modifications as may be necessary to make them valid and effective.

(c) Each and every provision of Sections 1, 2, 3, 4 and 5 and this Section 6 shall survive the termination of the Executive's employment (regardless of the reason for such termination).

(d) This Undertaking will be construed and interpreted in accordance with the laws of the State of Florida and the federal laws of the United States applicable therein.

EXECUTED AS OF THIS 5TH DAY OF DEC., 2004.

/S/ ROBERT J. FLAHERTY  L/S
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NAME:

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